Exhibit 99.1

Edwards Lifesciences Corporation One Edwards Way • Irvine, CA USA •92614 Phone: 949.250.2500 • Fax: 949.250.2525 www.edwards.com

FOR IMMEDIATE RELEASE

Media Contact:  Sarah Huoh, 949-250-5070

Investor Contact:  David K. Erickson, 949-250-6826

EDWARDS LIFESCIENCES REPORTS THIRD QUARTER RESULTS

•    Global THV Sales Grew 50 Percent, or 66 Percent Excluding FX

•    EPS Up 35 Percent, or 53 Percent Excluding Special Items

•    Fourth Quarter Sales and Earnings Guidance Trimmed

IRVINE, Calif., October 19, 2012 — Edwards Lifesciences Corporation (NYSE: EW), the global leader in the science of heart valves and hemodynamic monitoring, today reported net income for the quarter ended September 30, 2012 of $69.2 million, or $0.58 per diluted share, compared to net income of $51.6 million, or $0.43 per diluted share, for the same period in 2011.  Third quarter diluted earnings per share increased 34.9 percent over last year, or 52.6 percent excluding prior year special items detailed in the reconciliation table below.

Third quarter net sales increased 8.5 percent to $447.9 million compared to the same period last year, consistent with the sales figure preannounced on October 8, 2012.  Sales growth excluding the impact of foreign exchange was 14.3 percent.

“Our 50 percent growth in transcatheter heart valve sales in the quarter was less than we expected,” said Michael A. Mussallem, chairman and CEO.  “Looking forward, we expect a strong close to the year with today’s approval of expanded indications for SAPIEN, now allowing us to serve many more patients.”

Sales Results

For the third quarter, the company reported Surgical Heart Valve Therapy product group sales of $185.7 million, which included $26.0 million of cardiac surgery systems sales. Sales declined 2.5 percent from the third quarter last year, but were up 1.5 percent on an underlying(1) basis. Surgical heart valve sales growth improved sequentially in all regions outside of the U.S.

Sales of transcatheter heart valves (THV) were $123.8 million for the quarter, a 49.9 percent growth over the third quarter last year, or 65.5 percent on an underlying basis.  These results were driven by the U.S. launch of the SAPIEN valve, with total U.S. THV sales of $55.3 million. Outside the U.S., sales declined by 8.3 percent, but grew 4.8 percent excluding foreign exchange.

“In THV, third quarter results were impacted by European austerity, and in the U.S., by temporary reimbursement conditions and pronounced seasonality. Despite this shortfall, we anticipate a full year underlying growth rate of approximately 70 percent,” Mussallem said. “With the later-than-anticipated approval of Cohort A, we now expect full-year 2012 U.S. THV sales of $230 million to $240 million and global THV sales of $530 million to $560 million.”

Critical Care product group sales were $138.4 million for the quarter, including vascular sales of $12.8 million. Critical care sales were $125.6 million, a decline of 0.9 percent, and an increase of 2.5 percent on an underlying basis. Growth was driven by both pressure monitoring and advanced technology disposable products in Asia.  And as announced last week, Edwards completed the acquisition of BMEYE B.V., a company that specializes in the development of non-invasive technology for advanced hemodynamic monitoring.

Domestic and international sales for the third quarter were $193.6 million and $254.3 million, respectively.

Additional Operating Results

For the quarter, Edwards’ gross profit margin was 75.1 percent, compared to 69.6 percent in the same period last year.  This improvement resulted from the favorable impact of foreign exchange and an improved product mix driven by the U.S. launch of SAPIEN.

Selling, general and administrative expenses were $167.8 million for the quarter, or 37.5 percent of sales, compared to $165.5 million in the same period last year.  This slight increase was driven primarily by U.S. transcatheter valve launch-related investments, offset by a favorable impact from foreign exchange.

Research and development for the quarter grew 19.6 percent to $73.8 million, or 16.5 percent of sales.  This increase was primarily the result of investments in clinical trials and new product development efforts in the company’s transcatheter valve programs.

Cash and cash equivalents and short-term investments were $622.5 million at the end of the quarter. Total debt at September 30, 2012 was $175.4 million.

During the quarter, the company repurchased approximately 174,000 shares of common stock for $13.1 million.  At September 30, 2012, approximately $435 million was available for share repurchase under the company’s existing share repurchase authorization.

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Nine-Month Results

For the nine months ended September 30, 2012, the company recorded net income of $202.1 million, or $1.71 per diluted share, compared to $173.6 million, or $1.45 per diluted share, for the same period in 2011.  Net income growth for the first nine months was 16.4 percent, or 26.0 percent excluding special items in both periods.  For the nine months ended September 30, 2012, diluted earnings per share increased 17.9 percent over last year, or 27.9 percent excluding special items in both periods.

Net sales for the first nine months of 2012 increased 11.3 percent to $1.39 billion.  Underlying sales growth was 14.5 percent.

Domestic and international sales for the nine months were $587.2 million and $801.9 million, respectively.

During the first nine months, the company repurchased approximately 2.0 million shares of common stock for $166.3 million.

Outlook

“Even in a difficult global economy, given the innovative and medically necessary nature of our portfolio, we are confident in our ability to achieve strong fourth quarter performance,” Mussallem said. “More importantly, we remain unwavering in our belief in the transcatheter valve opportunity, and that our THV technologies can have an increasing impact on the lives of patients well into the future.  We are enthusiastic about the potential of our robust product pipeline to strengthen our leadership positions in structural heart disease and critical care technologies.

“Given our updated projections, we now expect full year sales at the bottom of our previous $1.90 billion to $1.97 billion range, which represents an underlying growth rate of more than 15 percent. For the fourth quarter 2012, we project total sales of $490 million to $520 million.

“We expect diluted earnings per share to be between $0.76 and $0.80 for the fourth quarter, and between $2.54 and $2.58 for the full year 2012.  Full year net income growth is expected to be between 25 and 27 percent,” Mussallem added. The company’s guidance for diluted earnings per share and net income growth excludes special items and assumes renewal of the R&D tax credit.

About Edwards Lifesciences

Edwards Lifesciences is the global leader in the science of heart valves and hemodynamic monitoring.  Driven by a passion to help patients, the company partners with clinicians to develop innovative technologies in the areas of structural heart disease and critical care monitoring that enable them to save and enhance lives. Additional company information can be found at www.edwards.com.

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Conference Call and Webcast Information

Edwards Lifesciences will be hosting a conference call today at 5:00 p.m. ET to discuss its third quarter results.  To participate in the conference call, dial (877) 407-8037 or (201) 689-8037.  For 72 hours following the call, an audio replay can be accessed by dialing (877) 660-6853 or (201) 612-7415 and using conference number 401685.  The call will also be available via live or archived webcast on the “Investor Relations” section of the Edwards web site at www.edwards.com or ir.edwards.com.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements can sometimes be identified by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “plan,” “project,” “estimate,” “expect,” “intend,” “guidance,” “outlook,” “optimistic,” “aspire,” “confident”  or other forms of these words or similar expressions and include, but are not limited to, statements made by Mr. Mussallem and the Company’s financial goals or expectations.  Forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though they are inherently uncertain and difficult to predict.  Our forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement.  If the Company does update or correct one or more of these statements, investors and others should not conclude that the Company will make additional updates or corrections.

Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements.  Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include uncertainties associated with the timing and extent of regulatory approvals, expanded indications and reimbursement levels for the SAPIEN valve and other new products; the ability of the Company to lead in the development of the THV field; the Company’s success in developing new products and expanding its markets, creating new market opportunities for its products and avoiding manufacturing and quality issues; the impact of competitive products and currency exchange rates; the timing or results of pending or future clinical trials; actions by the U.S. Food and Drug Administration and other regulatory agencies; economic developments in key markets, such as Europe; unexpected litigation results or expense; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2011, which are available at edwards.com.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP historical financial measures.  The Company uses the term “underlying” when referring to non-GAAP sales information, which excludes discontinued and acquired products and foreign exchange fluctuations, and “excluding special items” to also exclude gains and losses from special items such as significant investments, litigation, and business development transactions.  Those results that exclude the impact of foreign exchange are also non-GAAP financial measures. Guidance for sales and sales growth rates is provided on an “underlying” basis, and projections for diluted earnings per share, net income and growth, and free cash flow are also provided on the same non-GAAP (or “excluding special items”) basis due to the inherent difficulty in forecasting such items.  Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the Company as they result from transactions outside the ordinary course of business.  Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance.  By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s core operating results and trends for the periods presented.  These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the company’s operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting the company’s business.  These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with generally accepted accounting principles.  Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies.  A reconciliation of non-GAAP historical financial measures to the most comparable GAAP measure is provided in the tables below.  The Company is not able to provide a reconciliation of projected net income and growth, free cash

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flow, and projected earnings per share guidance, excluding special items, to expected reported results due to the unknown effect, timing and potential significance of special charges or gains, and management’s inability to forecast charges associated with future transactions and initiatives.

Edwards, Edwards Lifesciences, the stylized E logo, and SAPIEN are trademarks of Edwards Lifesciences Corporation.

# # #

(1)  “Underlying” amounts are non-GAAP items and in this press release exclude exchange fluctuations. See the reconciliation tables below.

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EDWARDS LIFESCIENCES CORPORATION

Unaudited Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share data)	2012	2011	2012	2011

Net sales	$447.9	$412.7	$1,389.1	$1,248.4
Cost of goods sold	111.7	125.6	368.8	370.2

Gross profit	336.2	287.1	1,020.3	878.2

Selling, general and administrative expenses	167.8	165.5	527.4	479.0
Research and development expenses	73.8	61.7	216.4	185.6
Special charges	—	—	7.0	4.0
Interest income, net	(0.3)	—	(0.4)	(0.3)
Other expense (income), net	1.5	2.3	1.0	(5.1)

Income before provision for income taxes	93.4	57.6	268.9	215.0

Provision for income taxes	24.2	6.0	66.8	41.4

Net income	$69.2	$51.6	$202.1	$173.6

Earnings per share:
Basic	$0.60	$0.45	$1.76	$1.51
Diluted	$0.58	$0.43	$1.71	$1.45

Weighted-average common shares outstanding:
Basic	115.7	114.6	114.9	114.8
Diluted	119.0	119.0	118.4	119.8

Operating Statistics
As a percentage of net sales:
Gross profit	75.1%	69.6%	73.5%	70.3%
Selling, general and administrative expenses	37.5%	40.1%	38.0%	38.4%
Research and development expenses	16.5%	15.0%	15.6%	14.9%
Income before provision for income taxes	20.9%	14.0%	19.4%	17.2%
Net income	15.4%	12.5%	14.5%	13.9%

Effective tax rate	25.9%	10.4%	24.8%	19.3%

Note: Numbers may not calculate due to rounding.

EDWARDS LIFESCIENCES CORPORATION

Unaudited Balance Sheets

(in millions)

	September 30,	December 31,
	2012	2011
ASSETS

Current assets
Cash and cash equivalents	$305.8	$171.2
Short-term investments	316.7	279.3
Accounts and other receivables, net	325.4	320.7
Inventories, net	286.0	261.3
Deferred income taxes	42.4	43.9
Prepaid expenses	42.1	35.0
Other current assets	69.3	57.1
Total current assets	1,387.7	1,168.5

Long-term accounts receivable, net	9.7	24.6
Property, plant and equipment, net	328.7	304.3
Goodwill	349.8	349.8
Other intangible assets, net	59.6	66.9
Investments in unconsolidated affiliates	23.4	21.8
Deferred income taxes	10.9	20.0
Other assets	26.0	24.6

Total assets	$2,195.8	$1,980.5

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued liabilities	$298.6	$335.2

Long-term debt	175.4	150.4
Other long-term liabilities	185.5	157.0

Stockholders’ equity
Common stock	123.9	120.0
Additional paid-in capital	458.8	300.5
Retained earnings	1,562.8	1,360.7
Accumulated other comprehensive loss	(37.1)	(37.5)
Treasury stock, at cost	(572.1)	(405.8)
Total stockholders’ equity	1,536.3	1,337.9

Total liabilities and stockholders’ equity	$2,195.8	$1,980.5

EDWARDS LIFESCIENCES CORPORATION

Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP historical financial measures.  The Company uses the term “underlying” when referring to non-GAAP sales information, which excludes discontinued and newly acquired products and foreign exchange fluctuations, and “excluding special items” to also exclude gains and losses from special items such as significant investments, litigation, and business development transactions.   Guidance for sales and sales growth rates is provided on an “underlying basis”, and projections for diluted earnings per share, gross profit margin, selling, general and administrative expenses (“SG&A”), research and development expenses (“R&D”), effective tax rate, net income and growth are also provided on the same non-GAAP (or “excluding special items”) basis due to the inherent difficulty in forecasting such items.  Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the Company as they result from transactions outside the ordinary course of business.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance.  By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s core operating results and trends for the periods presented.  These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the Company’s GAAP results, provide a more complete understanding of factors and trends affecting the Company’s business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies. The Company is not able to provide a reconciliation of projected earnings per share, gross profit margin, SG&A, R&D, effective tax rate, net income and growth guidance, excluding special charges, to expected reported results due to the unknown effect, timing and potential significance of special charges or gains, and management’s inability to forecast charges associated with future transactions and initiatives.

The items described below are excluded from the GAAP financial results in the reconciliations that follow:

Gross Profit - In the second quarter of 2012, the Company increased its non-GAAP gross profit by $8.1 million to exclude the impact of its voluntary recall of certain heart valves and Critical Care catheters. Given the magnitude and unusual nature of this adjustment relative to the operating results for the period presented, the financial impact of the recall has been excluded from non-GAAP net income.

Special Charges - The Company incurred certain special charges in 2012 and 2011 related to the following:

1)  Licensing of Intellectual Property:  $7.0 million charge in the second quarter of 2012 for the upfront licensing and royalty fees related to the licensing of intellectual property;

2)  European receivables reserve:  $4.0 million charge in the second quarter of 2011 to reflect the increased risk associated with the Company’s European sovereign debt receivables.

Given the magnitude and unusual nature of these special charges relative to the operating results for the periods presented, these items have been excluded from non-GAAP net income and earnings per share.

Provision For Income Taxes - During the first quarter of 2012, the Company recorded a $2.3 million tax benefit due to the remeasurement of its uncertain tax positions.  During the second and third quarters of 2011, the Company recorded a $2.5 million and $6.9 million tax benefit, respectively, related to a ruling made by tax authorities in Switzerland. Given the magnitude and unusual nature of the tax events relative to the periods presented, they have been excluded from non-GAAP net income and earnings per share.

Foreign Exchange - Fluctuation in exchange rates impacts the comparative results and sales growth rates of the Company’s underlying business. Management believes that excluding the impact of foreign exchange rate fluctuations from its sales growth provides investors a more meaningful comparison to historical financial results. The impact of foreign exchange rate fluctuations has been detailed in the “Unaudited Reconciliation of Sales by Product Line and Region.”

EDWARDS LIFESCIENCES CORPORATION

Unaudited Reconciliation of GAAP to Non-GAAP Financial Information

GAAP TO NON-GAAP NET INCOME TABLE

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share data)	2012	2011	2012	2011

GAAP Net Income	$69.2	$51.6	$202.1	$173.6

Reconciling items: (A)

Gross profit
Recall of heart valves and catheters	—	—	8.1	—

Special charges
1) Licensing of intellectual property	—	—	7.0	—
2) European receivables	—	—	—	4.0

Provision for income taxes
Tax effect on non-GAAP adjustments (B)	—	—	(3.4)	(0.4)
Remeasurement of uncertain tax position reserve	—	—	(2.3)	—
Tax rulings and settlements	—	(6.9)	—	(9.4)
Total	—	(6.9)	(5.7)	(9.8)

Non-GAAP Net Income	$69.2	$44.7	$211.5	$167.8

GAAP TO NON-GAAP EARNINGS PER SHARE TABLE

GAAP Earnings Per Share	$0.58	$0.43	$1.71	$1.45

Reconciling items: (A)(C)

Gross profit
Recall of heart valves and catheters	—	—	0.06	—

Special charges
1) Licensing of intellectual property	—	—	0.04	—
2) European receivables	—	—	—	0.03

Provision for income taxes
Remeasurement of uncertain tax position reserve	—	—	(0.02)	—
Tax rulings and settlements	—	(0.05)	—	(0.08)

Non-GAAP Earnings Per Share	$0.58	$0.38	$1.79	$1.40

Note: Numbers may not calculate due to rounding.

(A)  See description of “Gross Profit,” “Special Charges” and “Provision For Income Taxes” on the Non-GAAP Financial Information page.

(B)  The tax effect on non-GAAP adjustments is calculated using the relevant tax jurisdictions’ statutory tax rates.

(C)  All amounts are tax effected, calculated using the relevant tax jurisdictions’ statutory tax rates.

EDWARDS LIFESCIENCES CORPORATION

Unaudited Reconciliation of GAAP to Non-GAAP Financial Information

GAAP TO NON-GAAP GROSS PROFIT TABLE

	Three Months Ended	Nine Months Ended
	September 30, 2012	September 30, 2012

GAAP Gross Profit	75.1%	73.5%

Reconciling item: (A)

Recall of heart valves and catheters	—	0.5%

Non-GAAP Gross Profit	75.1%	74.0%

Note: Numbers may not calculate due to rounding.

(A)  See description of “Gross Profit”  on the Non-GAAP Financial Information page.

EDWARDS LIFESCIENCES CORPORATION

Unaudited Reconciliation of GAAP to Non-GAAP Tax Rate

GAAP TO NON-GAAP TAX RATE TABLE

	Three Months Ended	Nine Months Ended
	September 30, 2012	September 30, 2012

GAAP Tax Rate	25.9%	24.8%

Reconciling items: (A)

Gross profit
Recall of heart valves and catheters	—	(0.4) pts

Special charges
Licensing of intellectual property	—	0.3 pts

Provision for income taxes
Remeasurement of uncertain tax position reserve	—	0.8 pts

Non-GAAP Tax Rate	25.9%	25.5%

(A)  See description of “Gross Profit,” “Special Charges” and “Provision For Income Taxes” on the Non-GAAP Financial Information page.

EDWARDS LIFESCIENCES CORPORATION

Unaudited Reconciliation of Sales by Product Line and Region

($ in millions)

					2011 Adjusted
Sales by Product Line (QTD)	3Q 2012	3Q 2011	Change	GAAP Growth Rate*	FX Impact	3Q 2011 Underlying Sales	Underlying Growth Rate *
Surgical Heart Valves	$159.7	$163.5	$(3.8)	(2.3)%	$(6.6)	$156.9	1.7%
Cardiac Surgery Systems	26.0	26.9	(0.9)	(3.5)%	(1.0)	25.9	0.4%
Total Surgical Heart Valve Therapy	185.7	190.4	(4.7)	(2.5)%	(7.6)	182.8	1.5%
Transcatheter Heart Valves	123.8	82.6	41.2	49.9%	(7.7)	74.9	65.5%
Critical Care	125.6	126.7	(1.1)	(0.9)%	(4.1)	122.6	2.5%
Vascular	12.8	13.0	(0.2)	(1.9)%	(0.4)	12.6	2.0%
Total Critical Care	138.4	139.7	(1.3)	(1.0)%	(4.5)	135.2	2.4%
Total Sales	$447.9	$412.7	$35.2	8.5%	$(19.8)	$392.9	14.3%

					2011 Adjusted
Sales by Product Line (YTD)	YTD 3Q 2012	YTD 3Q 2011	Change	GAAP Growth Rate*	FX Impact	YTD 3Q 2011 Underlying Sales	Underlying Growth Rate *
Surgical Heart Valves	$507.5	$513.5	$(6.0)	(1.2)%	$(10.4)	$503.1	0.9%
Cardiac Surgery Systems	82.3	80.3	2.0	2.5%	(1.7)	78.6	4.7%
Total Surgical Heart Valve Therapy	589.8	593.8	(4.0)	(0.7)%	(12.1)	581.7	1.4%
Transcatheter Heart Valves	391.1	240.6	150.5	62.5%	(14.4)	226.2	72.9%
Critical Care	370.4	375.0	(4.6)	(1.2)%	(6.2)	368.8	0.4%
Vascular	37.8	39.0	(1.2)	(3.0)%	(0.8)	38.2	(0.9)%
Total Critical Care	408.2	414.0	(5.8)	(1.4)%	(7.0)	407.0	0.3%
Total Sales	$1,389.1	$1,248.4	$140.7	11.3%	$(33.5)	$1,214.9	14.5%

Sales by Region (QTD)	3Q 2012	3Q 2011	Change	GAAP Growth Rate*
United States	$193.6	$150.5	$43.1	28.5%
Europe	121.8	139.1	(17.3)	(12.5)%
Japan	71.8	67.8	4.0	6.0%
Rest of World	60.7	55.3	5.4	9.8%
International	254.3	262.2	(7.9)	(3.0)%
Total	$447.9	$412.7	$35.2	8.5%

Sales by Region (YTD)	YTD 3Q 2012	YTD 3Q 2011	Change	GAAP Growth Rate*
United States	$587.2	$450.9	$136.3	30.2%
Europe	417.1	430.3	(13.2)	(3.1)%
Japan	214.9	206.9	8.0	3.9%
Rest of World	169.9	160.3	9.6	6.0%
International	801.9	797.5	4.4	0.6%
Total	$1,389.1	$1,248.4	$140.7	11.3%

* Numbers may not calculate due to rounding.